EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of:

     (i) our report dated January 26, 1999, included in Newport News Shipbuilding Inc.'s Form 10-K for the year ended December 31, 1998; and

     (ii) our report dated June 4, 1999, included in Newport News Shipbuilding Inc. 401(k) Investment Plan for Salaried Employees on Form 11-K for the year ended December 31, 1998.

We also consent to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
Vienna, VA
February 22, 2000